Exhibit (g)(2)

                   Letter Agreement adding Citizens Value Fund
                            to the Custodian Contract

                                                                  Exhibit (g)(2)
                                 CITIZENS FUNDS
                                230 Commerce Way
                                    Suite 300
                              Portsmouth, NH 03801

                               September 20, 2001

The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, OH  45263

         Re: Citizens Funds - Custodian Contract

Ladies and Gentlemen:

         Pursuant to Section 14.4 of the Custodian Contract dated as of September 29, 2000 (as amended and supplemented, the "Contract"), between Citizens Funds (the "Trust") and The Fifth Third Bank (the "Custodian"), we hereby request that Citizens Value Fund (the "Fund") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

         Please sign below to evidence your agreement to render such services as custodian on behalf of the Fund as a beneficiary under the Contract.

                                            CITIZENS FUNDS

                                            By:    John L. Shields
                                                   -----------------------------

                                            Title: President
                                                   -----------------------------

Agreed:
THE FIFTH THIRD BANK

By:    Christine Ok
       -----------------------------

Title: Trust Officer
       -----------------------------